EXHIBIT 10.3

First Amendment to the PepsiCo Director Deferral Program

(effective September 13, 2007)

WHEREAS, the Board of Directors (the “Board”) of PepsiCo, Inc. (the “Company”) has previously adopted the PepsiCo Director Deferral Program (the “Plan”);

WHEREAS, on September 13, 2007, the Board established that a portion of the annual compensation for each of the Company’s non-employee directors shall be paid in the form of an award of phantom units of PepsiCo Common Stock pursuant to the Plan, effective with the 2007 annual compensation award to non-employee directors on October 1, 2007;

WHEREAS, the Plan is hereby amended as set forth below in order to implement such award of phantom units; and

WHEREAS, capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Plan;

NOW THEREFORE, effective as of the date hereof, the Plan is hereby amended as follows:

1. Article II is hereby amended by adding the following Section 2.06(2) to Article II:

2.06(2) Compensation Year:

The 12-month period of time for which Directors are compensated for their services on the Board, commencing with the annual retainer payable on October 1 in one calendar year and concluding on September 30 of the following calendar year.

2. Section 3.01(c) is hereby amended to read in its entirety as follows:

(c) Each Eligible Director becomes an active Participant on the date an amount is first withheld from his or her compensation pursuant to an Election Form submitted by the Director to the Plan Administrator under Section 4.01 or on the date a Mandatory Deferral is first credited to the Eligible Director pursuant to Section 4.05.

3. Article IV is hereby amended by adding the following Section 4.05 to the end of Article IV:

4.05 Mandatory Deferrals:

(a) General. As provided in this Section, the Board of Directors of the Company may require that Director Compensation be deferred under the Plan. Such portion of an Eligible Director’s Director Compensation for a Compensation Year that the Board of Directors of the Company requires to be deferred under this Section 4.05 shall be referred to as a “Mandatory Deferral.”

(b) Time for Committee’s Determination. To be effective hereunder, any determination by the Board of Directors of the Company to require a Mandatory Deferral of a portion of an Eligible Director’s Director Compensation for a Compensation Year must be made no later than the December 31 immediately preceding the calendar year in which the Eligible Director performs the services to which such Director Compensation relates (or, to the extent the Eligible Director is not permitted to make any payment election with respect to such Mandatory Deferral and it would result in a later deadline, no later than the time the Eligible Director first has a legally binding right to such Director Compensation). As of such date or time, the determination by the Board of Directors of the Company to require the deferral of the Director Compensation shall be irrevocable. Any Mandatory Deferral for a Compensation Year shall be credited to a separate Deferral Subaccount for such Compensation Year.

(c) Current Mandatory Deferrals. Pursuant to a September 13, 2007 resolution of the Board of Directors of the Company, a Mandatory Deferral of $150,000 shall be credited as of October 1 of each Compensation Year to each individual who is an Eligible Director on such October 1, commencing with a Mandatory Deferral on October 1, 2007; provided that (1) a Director newly appointed or elected during a Compensation Year shall be credited with a pro-rated Mandatory Deferral as of the commencement date of his or her status as a Director, with such pro-rated amount determined by multiplying the Mandatory Deferral for the current Compensation Year by the ratio of the number of full and partial quarters remaining during the Compensation Year as of such commencement date over four and (2) the Board of Directors of the Company retains the discretion to change the amount subject to Mandatory Deferral or eliminate Mandatory Deferrals entirely with respect to Compensation Years after the 2007-2008 Compensation Year. At the same time, any such discretion shall not alter the determination to defer Director Compensation to the extent such determination has become irrevocable with respect to specific Director Compensation in accordance with subsection (b) above. However, the preceding sentence shall not limit the discretion of the Company’s Board of Directors to forfeit outright specific Director Compensation.

(d) Time and Form of Payment. Each Mandatory Deferral shall be distributed in accordance with Section 6.07. The Eligible Director shall specify the form of payment of each of his or her Mandatory Deferrals by designating either a lump sum payment or annual installment payments to be paid over a period of 5 years but not later than the Eligible Director’s 80th birthday; provided that no such election shall be permitted for the Mandatory Deferral on October 1, 2007 or any potential pro-rated Mandatory Deferral during 2007 to a new Director. An Eligible Director shall make such election with respect to a Mandatory Deferral no later than December 31 immediately preceding the calendar year in which the Eligible Director provides the services to which the Mandatory Deferral relates (although the Plan Administrator may adopt policies that encourage or require earlier submission of election forms). If an Eligible Director does not (or is not permitted to) make a form of payment election for a Mandatory Deferral, the Mandatory Deferral shall be paid in a lump sum. If the Eligible Director elects installment payments and the installments would otherwise extend beyond the Eligible Director’s 80th birthday, such election shall be treated as an election for installments over a period of whole and partial years that ends on the Eligible Director’s 80th birthday, provided that (1) the amounts to be distributed in connection with the installments prior to the Eligible Director’s 80th birthday shall be determined in accordance with Section 6.08 by assuming that the installments shall continue for the full number of installments and (2) the remaining balance shall be distributed on the Eligible Director’s 80th birthday. The Eligible Director shall be entitled to elect to change the time and form of payment in accordance with Section 4.04 only to the extent expressly permitted by the Board of Directors.

4. Section 6.03 is hereby amended by adding the following paragraph (d) to the end of Section 6.03:

(d) Notwithstanding the foregoing in this Section 6.03, with respect to Mandatory Deferrals, if a Participant incurs a Separation from Service (other than as a result of Disability or death), the Participant’s total Account balance with respect to Mandatory Deferrals shall be distributed as soon as administratively practicable following the first day of the calendar quarter beginning after the first anniversary of the Participant’s Separation from Service.

5. Article VI is hereby amended by adding the following Section 6.10 to the end of Article VI:

6.10 Distributions of Mandatory Deferrals:

This Section 6.10 shall govern the distribution of all Mandatory Deferrals under the Plan. Subject to the last sentence of this Section 6.10, a Participant’s Deferral Subaccount(s) for Mandatory Deferrals shall be distributed upon the earliest of the following to occur:

(a) The Participant’s Separation from Service (other than on account of a Disability or death) pursuant to the distribution rules of Section 6.03;

(b) The Participant’s death pursuant to the distribution rules of Section 6.04;

(c) The Participant’s Disability pursuant to the distribution rules of Section 6.06; or

(d) The occurrence of an Unforeseeable Emergency with respect to the Participant pursuant to the distribution rules of Section 6.07.

Notwithstanding the foregoing, the Board of Directors of the Company may specify different terms for the distribution of Mandatory Deferrals. Such specification may always occur not later than when the Mandatory Deferral becomes irrevocable under Section 4.05(c). Such specification may also occur later, but only to the extent that such later specification satisfies the requirements of Section 4.04 (as if it were an election by the Participant). In addition, to the extent expressly permitted by the Board of Directors, the Participant may make an election under Section 4.04.

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